UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
  ____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 1, 2015

FORMFACTOR, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50307	13-3711155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road Livermore, CA	94551
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 290-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 ____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

FormFactor, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on May 1, 2015 at its corporate headquarters at 7005 Southfront Road, Livermore, California 94551. At the meeting, the Company’s stockholders voted on the following four proposals and cast their votes as follows:

Proposal 1: Election of two Class III directors to the Company’s Board of Directors, each to serve until his successor has been elected and qualified or until his earlier death, resignation or removal. The director nominees were:

Nominee	For	Withheld	Broker Non-Votes
Richard DeLateur	24,807,518	22,702,702	7,202,339

Edward Rogas, Jr.	45,621,022	1,889,198	7,202,339

Each director nominee was elected a director of the Company.

Proposal 2:  Non-binding advisory vote to approve executive compensation:

For	Against	Abstain	Broker Non-Votes
46,587,245	869,031	53,944	7,202,339

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement relating to the Annual Meeting.

Proposal 3: Approval of an amendment and restatement of FormFactor’s 2012 Equity Incentive Plan to increase the number of shares reserved for issuance under the Plan by 4,500,000 shares and to prohibit the cashing out of stock appreciation rights:

For	Against	Abstain	Broker Non-Votes
34,748,089	11,051,665	1,710,466	7,202,339

This proposal was approved.

Proposal 4: Ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2015:

For	Against	Abstain	Broker Non-Votes
54,651,906	51,546	9,107	0

This proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Date:	May 7, 2015	By:	/s/ Stuart L. Merkadeau
			Name:	Stuart L. Merkadeau
			Title:	Senior Vice President, General Counsel and Secretary

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